UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 14, 2006

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ACACIA RESEARCH CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26068 (Commission File Number)	95-4405754 (I.R.S. Employer Identification No.)

500 Newport Center Drive,
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)

(949) 480-8300
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 14, 2006, Acacia Research Corporation entered into an a Standby Equity Distribution Agreement with Cornell Capital Partners LP relating to a commitment for up to $50 million in common stock equity financing from Cornell.

Over the next 24 months, Acacia may from time to time, in its discretion, sell shares of its Acacia Research-CombiMatrix common stock (Nasdaq: CBMX) to Cornell pursuant to its effective shelf registration statement at a discount to market price of 2.5%, up to a total price of $50,000,000 or up to, but not exceeding, a total of 13,368,674 shares. We agreed to use our best efforts to maintain an effective shelf registration statement during the 24-month period.

We paid a total of $565,000 in fees to Cornell, and we are required to pay an additional 4% of each future advance up to the first $20 million of advances, and 5% of each future advance in excess of $20 million.

The foregoing description of the Standby Equity Distribution Agreement is qualified in its entirety by reference to the Standby Equity Distribution Agreement attached hereto as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

Item 8.01.    Other Events.

On June 15, 2006, the Company issued a press release announcing the Standby Equity Distribution Agreement . A copy of this press release is filed as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(c)  Exhibits.

10.1    Standby Equity Distribution Agreement
99.1    Press Release dated June 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: June 15, 2006
By: /s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Standby Equity Distribution Agreement
99.1	Press Release dated June 15, 2006